Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

In connection with the quarterly report of Marinus Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

4
Date: August 10, 2023	/s/ Scott Braunstein
Chief Executive Officer and Director
(Principal executive officer)

Date: August 10, 2023	/s/ Steven Pfanstiel
Chief Operating Officer, Chief Financial Officer and Treasurer
(Principal financial and accounting officer)